UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2010
LEXARIA CORP. (Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	333-132134 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02 Appointment of Senior Vice-President Business Development

On August 5, 2010 we entered into a three-month Management agreement with Tom Irkhe, whereby Mr. Irkhe will act as the Senior Vice-President, Business Development for the Company.

Mr. Ihrke recently sold his General Partner interest in Commissum Capital Management, a capital management and advisory firm which he co-founded in 2001.  During his tenure at Commissum, Tom served as  portfolio manager and trader of the firm's investment fund, while also being retained as a consultant by several companies, including Lexaria,  to advise on such matters as capital structure, accessing the capital markets, and mergers and acquisitions.  Between 1993 and 2001 Tom worked for Morgan Keegan and Company as Senior Investment Banker in the firm's Financial Institution's Group, and prior to that as Senior Trader and Market Maker, overseeing the firm's proprietary trading of financial and energy shares.  From 1990 to 1991 Tom traded commodities for his own account as a floor trader on the Chicago Board of Trade, owning a seat on the Mid-America Commodities Exchange.  Tom earned his Bachelor of Science at Texas Christian University in 1989, and received his Masters of Business Administration at the University of Tennessee in 1993.

Item 9.01  Financial Statements and Exhibits

10.1  Management Agreement between Lexaria Corp. and Tom Irkhe dated August 5, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 5, 2010

(Signature)	Lexaria Corp. By: “/s/ Chris Bunka” Chris Bunka President & CEO